    As filed with the Securities and Exchange Commission on January 30, 1995

                                                  REGISTRATION STATEMENT NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              DYNATECH CORPORATION
             (Exact name of Registrant as specified in its charter)

       Massachusetts                                  04-2258582
 (State of incorporation)               (I.R.S. Employer Identification Number)

                          3 NEW ENGLAND EXECUTIVE PARK
                     BURLINGTON, MASSACHUSETTS  01803-5087
                                 (617) 272-6100

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              DYNATECH CORPORATION
                NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                                  JOHN F. RENO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DYNATECH CORPORATION
                          3 NEW ENGLAND EXECUTIVE PARK
                     BURLINGTON, MASSACHUSETTS  01803-5087
                                 (617) 272-6100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                With copies to:
                             EDWARD T. O'DELL, P.C.
                            GOODWIN, PROCTER & HOAR
                                 EXCHANGE PLACE
                                 53 STATE STREET
                         BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
    Title of Securities          Amount to be      Proposed Maximum           Proposed Maximum           Amount of
     Being Registered           Registered (1)  Offering Price Per Share   Aggregate Offering Price   Registration Fee
- ------------------------------------------------------------------------------------------------------------------------
  Common Stock . . . . .        100,000 shares           $34.875(2)               $3,487,500               $1,203

(1)      Plus such additional number of shares as may be required pursuant to the Non-Employee Directors' Stock Compensation
         Plan (the "Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event or forfeited under the terms of the Plan.

(2)      This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities
         Act"), solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of Dynatech Corporation Common Stock on January 26, 1995, utilizing the average of the high and low sale prices reported on the NASDAQ National Market System on that date.
========================================================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         Dynatech Corporation (the "Company") hereby incorporates by reference the documents listed in (a) through (d) below, which have previously been filed with the Securities and Exchange Commission.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b)     All other reports filed since March 31, 1994 pursuant to
                 Section 13(a) or 15(d) of the Exchange Act;

         (c) The Proxy Statement for the Company's annual meeting of stockholders held on July 26, 1994, mailed to stockholders on or about June 17, 1994; and

         (d) The description of the Company's Common Stock contained in its registration statement, filed with the Securities and Exchange Commission under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c),
Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides that a corporation may indemnify any director or officer (among others) except as to any matter as to which he or she is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation. Section 67 further provides that a corporation has the power to purchase and maintain insurance policies on behalf of any such officer or director against liability incurred by him or her in such capacity or arising out of his or her status as such, whether or not the corporation has the power to indemnify such officer or director against such liability.

         The Restated Articles of Organization of Dynatech, as amended (the "Articles of Organization") provide that directors and officers of Dynatech shall be indemnified by Dynatech for all expenses incurred by them in connection with any proceeding in which they are involved as a result of serving or having served as a director or officer of Dynatech or of any other organization at Dynatech's direction; provided that no indemnification shall be provided to a director or officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of Dynatech. As to any matter disposed of by a compromise payment by the party seeking indemnification, pursuant to a consent decree or otherwise, no indemnification shall be paid unless such compromise is approved by a majority of directors who are not parties to the subject proceeding, by legal counsel in a written opinion, or by a majority of stockholders present in person or by proxy at a meeting at which a quorum is present. The provisions of the Articles of Organization of Dynatech do not limit any lawful rights to indemnification existing independently of such provisions.

         As permitted by Massachusetts law, the Articles of Organization provide that a director of Dynatech will not be personally liable to Dynatech or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty, except to the extent that the Massachusetts Business Corporation Law ("MBCL") does not permit exemption from such liability. Currently, the MBCL provides that a director remains potentially liable for monetary damages for (i) any breach of the director's duty of loyalty to Dynatech or its stockholders,
(ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) any improper payment of a dividend, improper repurchase of Dynatech's stock, or certain loans to directors and officers of Dynatech in violation of Section 61 or 62 of MBCL, or
(iv) any transaction from which a director derives an improper benefit.

         Dynatech has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of Dynatech by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of Dynatech solely by reason of his being such officer or director.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit   Description
- -------   -----------
  4.1     Dynatech Corporation Non-Employee Directors' Stock Compensation Plan

  5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered

 23.1     Consent of Coopers & Lybrand, Independent Accountants

 23.2 Consent of Goodwin, Procter & Hoar (included in Exhibit 5.1 of this registration statement)

 24       Powers of Attorney (included on page 5 of this registration statement)

Item 9.   Undertakings.
          ------------

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

                 Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 26, 1994.

                                      DYNATECH CORPORATION


                                      By:  /s/ John F. Reno
                                           -------------------------------------
                                           John F. Reno
                                           President and Chief Executive Officer

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Dynatech Corporation hereby severally constitute John F. Reno, Robert H. Hertz and Edward T. O'Dell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Dynatech Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  CAPACITY                          DATE
                  ---------                                  --------                          ----
/s/ Richard K. Lochridge                               Chairman of the Board             January 26, 1995
- ---------------------------------------------
            RICHARD K. LOCHRIDGE                            and Director

/s/ John F. Reno                                    President, Chief Executive           January 26, 1995
- ---------------------------------------------
                JOHN F. RENO                            Officer and Director

/s/ Robert H. Hertz                             Chief Financial Officer and Treasurer    January 26, 1995
- ---------------------------------------------
               ROBERT H. HERTZ                      (Principal Financial Officer)

/s/ John C. Maag                                        Corporate Controller             January 26, 1995
- ---------------------------------------------
                JOHN C. MAAG                       (Principal Accounting Officer)

/s/ Theodore Cohn                                            Director                    January 26, 1995
- ---------------------------------------------
                THEODORE COHN

/s/ James B. Hangstefer                                      Director                    January 26, 1995
- ---------------------------------------------
             JAMES B. HANGSTEFER

/s/ Warren A. Law                                            Director                    January 26, 1995
- ---------------------------------------------
                WARREN A. LAW

                                                             Director                    January __, 1995
- ---------------------------------------------
                 PAULA STERN

/s/ O. Gene Gabbard                                          Director                    January 26, 1995
- ---------------------------------------------
               O. GENE GABBARD

/s/ William R. Cook                                          Director                    January 26, 1995
- ---------------------------------------------
               WILLIAM R. COOK

/s/ Robert G. Paul                                           Director                   January 26, 1995
- ---------------------------------------------
               ROBERT G. PAUL

                                             EXHIBIT INDEX

Exhibit No.                                   Description                                        Page*
- ----------                                    -----------                                        ----
  4.1                         Dynatech Corporation Non-Employee Directors'
                              Stock Compensation Plan

  5.1                         Opinion of Goodwin, Procter & Hoar as to the legality
                              of the securities being registered

 23.1                         Consent of Coopers & Lybrand

 23.2                         Consent of Goodwin, Procter & Hoar (included in
                              Exhibit 5 of this registration statement)

 24 Powers of Attorney (included on page 5 of this registration statement)

______________________________


*  Refers to sequentially numbered copy.



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